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                                                                     EXHIBIT 3.2



                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                                PERCEPTRON, INC.

                                   ARTICLE I.

                                  SHAREHOLDERS


         Section 1. ANNUAL MEETING. The annual meeting of shareholders shall be held within one hundred eighty (180) days after the close of the corporation's fiscal year, at a date, time and place, within or without the State of Michigan, to be fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

         Section 2. SPECIAL MEETING. Special meetings of the shareholders may be called by the President and shall be called by the President or Secretary at the direction of the Board of Directors or by the holders of at least ten (10%) percent of the Common Stock then outstanding and entitled to vote at such meeting, or as may otherwise be provided by law. Such meetings shall be held at such time and place, within or without the State of Michigan, as shall be designated from time to time by the Board of Directors and stated in the Notice of Meeting. Any request for such meeting shall state the purpose or purposes of the proposed meeting.

         Section 3. NOTICE OF MEETINGS. Notice of the time, place and purpose of each meeting of the shareholders, signed by the President or a Vice-President or the Secretary or an Assistant Secretary and stating the authority upon which issued, shall be served either personally or by mail upon each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the meeting; provided, that no notice of adjourned meetings need be given unless the Board of Directors fixes a new record date for the adjourned meeting. If mailed, the notice shall be directed to each shareholder entitled to notice at his address as it appears on the stock books of the corporation unless he shall have filed with the Secretary thereof a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given as may be required by law. Meetings may be held without notice if all shareholders entitled to vote thereat are present in person or by proxy or if notice of the time, place and purpose of such meeting is waived by telegram, radiogram, cablegram, or other writing, either before or after the holding thereof, by all shareholders not present and entitled to vote at such meeting.



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         Section 4. WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of the corporation, whether Board of Directors or shareholders, may be waived by telegram, radiogram, cablegram or other writing either before or after such meeting has been held.

         Section 5. QUORUM. At every meeting of shareholders, the holders of a majority in number of all the shares of capital stock entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum. If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

         Section 6. CONDUCT OF MEETINGS. Meetings of shareholders shall be presided over by the President or, if he is not present, by the Vice-President or, if he is not present, by a chairman to be chosen at the meeting. The Secretary of the corporation or, in his absence, a person chosen at the meeting shall act as secretary of the meeting. If an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Articles of Incorporation or by law. Except as otherwise may be provided in the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast in the election.

         Section 7. VOTING. Each holder of stock entitled to vote at any meeting of shareholders shall have the right to cast one vote in person or by proxy for each share of stock standing in his name unless otherwise provided by law, the Articles of Incorporation or any agreement to which all the shareholders and the corporation are parties. At any election of Directors, the entire number of Directors to be elected shall be balloted for at one and the same time and not separately unless otherwise provided by law, the Articles of Incorporation or any agreement to which all the shareholders and the corporation are parties.

         Section 8. VOTE BY SHAREHOLDER CORPORATION. Any other corporation owning voting shares of this corporation may vote the same by the President of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation, and provided a certified copy of such resolution shall be presented to the meeting.

         Section 9. INSPECTORS OF ELECTION. Whenever any shareholder present in person or by proxy at a meeting of the shareholders shall request the appointment of inspectors, the chairman of the meeting shall appoint one or more inspectors, who need not be shareholders. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such


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acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.

                                   ARTICLE II.

                                    DIRECTORS

         Section 1. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The property, business and affairs of the corporation shall be managed by its Board of Directors, to consist of at least seven (7) but not more than eleven (11) members, as determined by the Directors from time to time. Directors need not be shareholders. The Directors shall be elected at the annual meeting of the shareholders in each year and shall hold office, unless sooner displaced, until the next succeeding annual meeting of the shareholders and thereafter until their successors shall be elected and qualified in their stead, or until their resignation or removal.

         Section 2. QUORUM. A majority of the Directors then in office shall constitute a quorum for the transaction of business and except as set forth in the Articles of Incorporation or any agreement to which shareholders and the corporation are parties, the action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, except as action by a majority of the Directors then in office may be specifically required by other sections of these By-Laws. A Director may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

         Section 3. VACANCIES. Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, removal, or otherwise a plurality of the Directors then in office may fill such a vacancy at any meeting, and the person so elected shall be a Director until his successor is elected by shareholders at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held thereto. The resignation of a Director shall be effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. A Director may be removed, with or without cause, by vote of the holders of a majority of shares of the capital stock.

         Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times or intervals and at such places within or without the State of Michigan as may from time to time be determined by resolution of the Board, which resolution may authorize the President to fix the specific date and place of each of such regular meetings, in which case notice of the time and place of such regular meetings shall be given in the manner hereinafter provided with respect to special meetings of the Board.


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         Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the State of Michigan upon the call of the President or by the President or Secretary at the direction of any two directors then in office. Oral, telegraphic or written notice of the time and place of all special meetings of the Board shall be duly served on or sent, mailed or telegraphed to each director not less than two nor more than 10 days before the meeting, but no notice of adjourned meetings need be given. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the time, place and purpose of such meeting by telegram, radiogram, cablegram or other writing, either before or after the holding thereof.

         Section 6. GENERAL POWERS AS TO NEGOTIABLE PAPER. The Board of Directors shall, from time to time, prescribe the manner of making, signature or endorsement of checks, drafts, notes, acceptances, bills of exchange, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents, who shall from time to time be authorized to make, sign or endorse the same on behalf of the corporation.

         Section 7. POWERS AS TO OTHER DOCUMENTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any conveyance or other instrument in the name of the corporation, and such authority may be general or confined to specific instances. When the execution of a contract, conveyance, or other instrument has been authorized without specification of the of the officers authorized to execute, the same may be executed on behalf of the corporation by the President or Vice-President.

         Section 8. ELECTION OF OFFICERS. The Board of Directors of the corporation shall select a President, a Secretary and a Treasurer, and one person may occupy one or more offices, and may select a Chairperson, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. None of said officers need be a Director.

         Section 9. OTHER OFFICERS AND AGENTS. The Board of Directors shall have power to appoint such other officers and agents as the Board may deem as necessary for the transaction of the business of the corporation, including the power to appoint one or more attorneys- in-fact to convey or deal with corporate real estate.

         Section 10. REMOVAL OF OFFICERS AND AGENTS. Any officers or agent appointed by the Board of Directors with or without cause.

         Section 11. POWER TO FILL VACANCIES. The Board shall have power to fill any vacancy in any office occurring for any reason whatsoever.

         Section 12. DELEGATION OF POWERS. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director but no officer or Director shall execute, acknowledge or verify any instrument in more than one capacity.


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         Section 13. BONDS.  The Board of Directors may require any officers, employee or agent to file with the corporation a satisfactory bond conditioned for the faithful performance of his duties.

         Section 14. COMPENSATION. The compensation of Directors, officers, employees and agents may be fixed only by the Board.

                                  ARTICLE III.

                            ACTION BY WRITTEN CONSENT

         Section 1. ACTION BY UNANIMOUS WRITTEN CONSENT OF DIRECTORS. Notwithstanding any other provision of these By-Laws, if and when the Directors of this corporation shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors, whether such consent is given before or after the action is taken, and said consent in writing and the action taken thereon shall be evidenced by appropriate memorandum in the minute book of this corporation; and the execution of said consent in writing by any Directors shall constitute a waiver of the notice requirements set forth in the statutes of the state of incorporation of this corporation, or By-Laws of this corporation which might otherwise invalidate said action.

         Section 2. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation's registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.




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                                   ARTICLE IV.

                                    OFFICERS

         Section 1. CHAIRPERSON OF THE BOARD. The Chairperson of the Board shall preside at all meetings of shareholders and of Directors and shall have supervisory authority, on behalf of the Board of Directors, over the other executive officers of the Corporation.

         Section 2. PRESIDENT. The President shall be selected by the Board of Directors. He shall be the chief executive officer of the corporation. He shall preside at all meetings of shareholders and of the Board of Directors. He shall, subject to the control of the Board of Directors, have general and active management of the business of the corporation, with such general powers and duties of supervision and management as are usually vested in the office of President of the corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have such other powers and duties as may be assigned to him by the Board of Directors.

         Section 3. VICE-PRESIDENT. The Board of Directors may select one or more Vice- Presidents who, subject to the control of the President, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

         Section 4. SECRETARY. The Secretary shall be selected by the Board of Directors. Subject to the control of the President, he shall attend all meetings of the shareholders and of the Board of Directors, and shall preserve in books of the corporation the minutes of the proceedings at all such meetings. He shall also have such additional powers and duties as may be assigned to him by the Board of Directors.

         Section 5. TREASURER. The Treasurer shall be selected by the Board of Directors. Subject to the control of the President, he shall have custody of all corporate funds and securities, and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements. He shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board and whenever requested by them, an account of all his transactions as Treasurer. He shall in general perform all duties incident to the office of Treasurer, and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

         Section 6. ASSISTANT SECRETARY. The Board of Directors may select one or more assistant secretaries. Subject to the control of the president and the Secretary, the Assistant Secretary shall have such powers and perform such duties as may be assigned to him by the Board of Directors. The Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.


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         Section 7. ASSISTANT TREASURER. The Board of Directors may select one or more assistant treasurers. Subject to the control of the President and the Treasurer, the Assistant Treasurer shall have such powers and perform such duties as may be assigned to him by the Board of Directors. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.


                                   ARTICLE V.

              INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

         Section 1. INDEMNIFICATION BY THE CORPORATION. To the fullest extent permitted by law, no Director of the Corporation shall be personally liable for damages for breach of the Director's fiduciary duty. The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify and pay in advance the defense expenses of any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification herein provided for shall continue as to a person who has ceased to be a director or officer of the Corporation and/or of another corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VI.

                      ISSUE, TRANSFER AND RECORDS OF STOCK

         Section 1. FORM, SIGNATURE AND REGISTRATION. The interest of each shareholder in the corporation shall be evidenced by a certificate or certificates, certifying the number and class of shares represented thereby in such form as the Board of Directors may, from time to time, prescribe in accordance with the laws of the State of Michigan. The certificates of stock of the corporation shall be signed by or in the name of the corporation by the Chairperson, President or Vice-President and may also be signed by another officer of the Corporation, and may be sealed with the seal of the corporation or a facsimile thereof and countersigned and registered in such a manner, if any, as the Board of Directors may be resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such transfer agents and registrars of stock of any class within or outside of the State of Michigan which it may deem expedient; provided, that, where such certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee, the signatures of any such President, Vice-President, or other officer may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates, shall cease to be such



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officer or officers, whether because of death, resignation, or otherwise before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued by the corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, options or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. TRANSFER. Subject to the provisions of Section 3 of this
Article VI, shares of stock of the corporation may be transferred on the books of the corporation in the manner prescribed by the laws of the State of Michigan by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such proof of the authenticity of the signature as the corporation or its agents may reasonably require, and also accompanied by sufficient funds (or appropriate documentary stamps) for payment of applicable transfer taxes as may be imposed by the federal, state or local governments.

         Section 3. STOCK LEDGER AND INSPECTION THEREOF. The original or duplicate stock ledger, or the stock transfer books, or a list containing the names and addresses of all persons who are shareholders of the corporation, alphabetically arranged within each class and series, and the number, class and series of shares of stock held by each shareholder respectively, with indication of the dates when they respectively became holders of record thereof, shall at all times be kept at the registered office of the corporation in the State of Michigan or at the office of its transfer agent within or without the State of Michigan. A complete list of shareholders entitled to vote at a shareholders' meeting, certified by the Secretary or other officer or agent of the corporation, shall be produced and shall be subject to inspection at the time and place where said meeting is to be held for the duration of such meeting. A person who is a shareholder of record of the corporation, upon at least five business days' written demand, may examine for any proper purpose in person or by agent or attorney, during usual business hours, such record of shareholders and make extracts therefrom at the places where such records are kept. The Corporation may require the shareholder to pay a reasonable charge, covering the cost of labor and material, for copies of the documents provided to the shareholder. A holder of a voting trust certificate representing shares of the corporation is deemed to be a shareholder for the purpose of this Section 3 of
Article VI.

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         Section 4. STOLEN, LOST OR DESTROYED CERTIFICATES. In case a certificate for shares or fractional shares of capital stock of the corporation is claimed by the owner of such certificate to have been lost, destroyed or wrongfully taken, the corporation is obligated to issue a new certificate in place of the original certificate, if the owner so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser. The Board of Directors may require the owner of such lost, destroyed or wrongfully taken shares to file with the corporation a sufficient indemnity bond indemnifying the corporation and the transfer agents and registrars, if any, in a form satisfactory to said Board of Directors and such transfer agents and registrars, and may impose any other reasonable requirements upon the owner of such shares.

         Section 5. RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. This Section shall not affect the rights between a shareholder and his transferor or transferee. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

                                  ARTICLE VII.

                             DIVIDENDS AND RESERVES

         Section 1. SOURCES. The Board of Directors shall have power and authority to declare dividends in any lawful manner.

         Section 2. MANNER OF PAYMENT. Dividends may be paid in cash, in property, in bonds of the corporation, or in shares of the capital stock of the corporation.

         Section 3. RESERVES. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve; and the Board shall have power and authority to abolish any reserve created by the Board.








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                                  ARTICLE VIII.

                              BANK DEPOSIT ACCOUNTS

         Section 1. Any two officers of the Corporation designated by the Board of Directors from time to time shall have the power to open and maintain deposit accounts at any one or more financial institutions as deemed advisable.

         Section 2. The Bank so designated shall be and it is hereby authorized to accept for credit to the account of this corporation and/or for collection, any and all checks, drafts, notes and other instruments for the payment of money when endorsed in the name of this corporation, in writing, by rubber stamp, or otherwise, with or without a title designation to the party making such endorsement.

         Section 3. Any and all funds standing to the credit of this corporation with any Bank so designated, in any account (except an account specifically covered by a contrary resolution) may be paid out or withdrawn by checks, drafts, notes, receipts, orders or other instruments for the payment of money, when signed in the name of this corporation by any officer of this corporation designated by the Board of Directors from time to time and such Bank hereby is authorized to honor, certify, or pay any and all checks, drafts, notes, receipts, order or other instruments for the payment of money so signed, with or without title designation, whether creating an overdraft or not, without inquiry as to the circumstances of issue or the disposition of the proceeds thereof, whether drawn to the individual order, or tendered in payment of individual obligations, or for deposit to the individual accounts of any of the authorized signatories or officers of this corporation, or otherwise.

         Section 4. The Secretary or Assistant Secretary shall certify to any other Bank the names, official signatures and titles, if any, of the persons who are authorized to sign for this corporation, and shall from time to time hereafter as changes or additions in the persons who are authorized to sign are made, immediately certify such changes or additions to the Bank; and said Bank shall be fully protected in relying on such certifications of the Secretary or Assistant Secretary and may be indemnified and saved harmless from any claims, demands, expenses, loss, or damage resulting from or growing out of, honoring the signature of any officer or person so certified, or refusing to honor any signature not so certified.

         Section 5. Such Bank shall recognize said signature for the transaction of any and all business of this corporation.

         Section 6. Subject to their prior review by legal counsel to this corporation, this corporation may assent to and agree to be bound by all of the bylaws, rules, regulations, terms and conditions of the pertaining to deposit accounts.

         Section 7. The Secretary, or Assistant Secretary of this corporation is hereby directed and authorized to certify the continued existence and effect of these Bylaws to any such Bank.



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         Section 8. Any two officers acting with the advice of legal counsel to this corporation shall have the power to adopt on behalf of the corporation, the standard form of resolution required by the Bank which are not inconsistent with the powers granted herein.

                                   ARTICLE IX.

                           FISCAL YEAR; SEAL; NOTICES

         Section 1. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         Section 2. CORPORATE SEAL. The Board of Directors may provide a suitable corporate seal for use by the corporation.

         Section 3. NOTICES. Any notice required by statute or by these Bylaws to be given to the shareholders, to the directors or to any officers of the corporation, unless otherwise provided herein or in any statute, shall be sufficient if given by depositing the same in a post office box or receptacle in a sealed, postpaid wrapper, addressed to such shareholder, director or officer at his last address as the same appears on the records of the corporation, and such notice shall be deemed to have been given at the time of such mailing.

                                    ARTICLE X

                               AMENDMENT OF BYLAWS

         Shareholders or the Board of Directors of the corporation shall have the power at any regular or special meeting of shareholders or Board to alter, amend, add to, rescind or repeal the Bylaws of the corporation by the affirmative vote of a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting, or by a majority of the Directors in office, including any vacancies, at the time of the meeting of the Board at which such change is sought to be adopted, provided that the Directors may not amend the Bylaws so as to affect the qualifications, classification, or term of office or the rights of any class of shareholders and further, provided that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

                                   ARTICLE XI

                     MICHIGAN CONTROL SHARE ACQUISITION ACT

         The Michigan Control Share Acquisition Act (MCLA ss.ss. 450.1790-.1799) shall not apply to control share acquisitions of shares of the Company.




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